NEWS RELEASE
For more information, contact:
Bradley T. Howes
Investor Relations Officer
(248) 312-2000

Flagstar Enters Into Settlement Agreement with MBIA

TROY, Mich., May 2, 2013 -- Flagstar Bancorp, Inc. (NYSE: FBC) ("Flagstar" or the "Company"), the holding company for Flagstar Bank, FSB (the "Bank"), announced today that the Bank has entered into an agreement (the "Settlement Agreement") to settle the previously disclosed lawsuit which was filed by MBIA Insurance Corporation ("MBIA") on January 11, 2013. The lawsuit relates to approximately $1.1 billion of non-agency securitization transactions in 2006 and 2007 involving fixed and adjustable rate second mortgage loans that MBIA insures.

Under the terms of the Settlement Agreement, MBIA will terminate its pending lawsuit against Flagstar and in exchange, among other consideration and transaction provisions, Flagstar will pay MBIA $110.0 million. Given the level of its current reserve for pending and threatened litigation, Flagstar does not expect any significant financial impact as a result of the Settlement Agreement.

"Today's announcement represents another major milestone in putting legacy challenges behind us," said Michael Tierney, Flagstar's President and Chief Executive Officer. "We can now focus more time and attention on our national mortgage business and our community banking operations in Michigan."

About Flagstar

Flagstar is the holding company for the Bank, a full-service financial institution offering a range of products and services to consumers, businesses, and homeowners. With $13.1 billion in total assets at March 31, 2013, Flagstar is the largest publicly held savings bank headquartered in the Midwest. Flagstar operates 111 banking centers, all of which are located in Michigan and 41 home lending centers located in 19 states, which primarily originate one-to-four family residential first mortgage loans. Originating loans nationwide, Flagstar is one of the leading originators of residential first mortgage loans. For more information, please visit flagstar.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that are difficult to predict and could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement. Forward-looking statements contained in this press release and any information related to expectations about future events or results are based upon information available to the Company as of the date hereof. Forward-looking statements can be identified by such words as "anticipates," "intends," "plans," "seeks," "believes," "expects", "estimates," and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements made regarding the Company's current expectations, plans or forecasts of its core business drivers, credit related costs, asset quality, capital adequacy and liquidity, the implementation of the Company's business plan and growth strategies, the suspension of dividend payments on preferred stock, the deferral of interest payment on trust preferred securities, the result of improvements to the Company's servicing processes, and other similar matters. Although we believe that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies, and other factors. Accordingly, we cannot give you any assurance that our expectations will in fact occur or that actual results will not differ materially from those expressed or implied by such forward-looking statements. We caution you not to place undue reliance on any forward-looking statement and to consider all of the following uncertainties and risks, as well as those more fully discussed in the Company's filings with the Securities and Exchange Commission ("SEC"), including, but not limited to, our Form 10-K and Forms 10-Q: volatile interest rates that impact, among other things, the mortgage banking business, our ability to originate loans and sell assets at a profit, prepayment speeds and our cost of funds; changes in regulatory capital requirements or an inability to achieve or maintain desired capital ratios; actions of mortgage loan purchasers, guarantors and insurers regarding repurchases and indemnity demands and uncertainty related to foreclosure procedures; uncertainty regarding pending and threatened litigation; our ability to control credit related costs and forecast the adequacy of reserves; the imposition of regulatory enforcement actions against Flagstar; compliance with the Supervisory Agreement with the Board of Governors of the Federal Reserve System and the Consent Order with the Office of the Comptroller of the Currency. Except to the extent required under the federal securities laws and the rules and regulations promulgated by the SEC, the Company undertakes no obligation to update any such statement to reflect events or circumstances after the date on which it is made.